Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-239817

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 17, 2020)

INNOVATION PHARMACEUTICALS INC.

5,089 Shares of Series B-2 5% Convertible Preferred Stock

Warrants to Purchase Up To 10,178 Shares of Series B-2 5% Convertible Preferred Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 5,089 shares of our Series B-2 5% convertible preferred stock, which we refer to as our Series B-2 preferred stock, together with warrants to purchase up to 10,178 shares of our Series B-2 preferred stock in two closings. This prospectus supplement also covers the shares of our Series B-2 preferred stock issuable upon exercise of the warrants and payment of in-kind dividends on the Series B-2 preferred stock, and the shares of Class A common stock, par value $0.0001 per share, which we refer to as our common stock, issuable from time to time upon conversion of the Series B-2 preferred stock.

Each share of Series B-2 preferred stock has an initial stated value of $1,080 and may be converted at any time at the holder’s option into shares of our common stock at a conversion price equal of the lower of (i) $0.35 per share on or before August 15, 2021, and $0.50 per share thereafter, and (ii) 85% of the lowest volume weighted average price of our common stock as reported on Bloomberg L.P. on a trading day during the ten trading days prior to and ending on, and including, the conversion date. The conversion price may be adjusted following certain triggering events and is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization or similar events affecting our common stock.

Each share of Series B-2 preferred stock will be sold together with two warrants: (i) a Series 1 warrant, which will entitle the holder thereof to purchase one share of our Series B-2 preferred stock at $982.50 per share, or 5,089 shares of our Series B-2 preferred stock in the aggregate for approximately $5.0 million in aggregate exercise price, for a period of up to 18 months following issuance, and (ii) a Series 2 warrant, which will entitle the holder thereof to purchase one share of our Series B-2 preferred stock at $982.50 per share, or 5,089 shares of our Series B‑2 preferred stock in the aggregate for approximately $5.0 million in aggregate exercise price, for a period of up to 24 months following issuance.

Our common stock is currently quoted on the OTCQB under the symbol “IPIX.” On December 1, 2020, the last reported sales price of our common stock on the OTCQB was $0.17 per share. There is no established public trading market for our Series B-2 preferred stock or the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing our Series B-2 preferred stock or the warrants on any national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page S-4 of this prospectus supplement and the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$982.50	$4,999,942.50
Proceeds, before expenses, to us	$982.50	$4,999,942.50

The date of this prospectus supplement is December 9, 2020.

Prospectus Supplement

Prospectus

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we prepare or authorize, and we do not take any responsibility for any other information that others may give you. This prospectus supplement is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-239817) that we filed with the Securities and Exchange Commission (the “SEC”) and that was declared effective by the SEC on July 17, 2020. Under this shelf registration process, we may, from time to time, offer common stock, preferred stock, warrants and units, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

References to the “Company,” “Innovation Pharmaceuticals,” “IPIX,” “we,” “our” and “us” in this prospectus supplement are to Innovation Pharmaceuticals Inc., a Nevada corporation, and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein or therein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Statements that include the use of terminology such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions.

These forward-looking statements include, but are not limited to, any statements regarding our future financial performance, results of operations or sufficiency of capital resources to fund our operating requirements; statements relating to potential licensing, partnering or similar arrangements concerning our drug compounds; statements concerning our future drug development plans and projected timelines for the initiation and completion of preclinical and clinical trials; the potential for the results of ongoing preclinical or clinical trials; other statements regarding our future product development and regulatory strategies, including with respect to specific indications such as, among others, COVID-19; and any other statements which are other than statements of historical fact and any statement of assumptions underlying any of the foregoing are forward-looking statements. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference speak only as of the date hereof (or thereof, as applicable), and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement.

Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be outside of our control and that change over time. As a result, actual results and/or the timing of events could differ materially from those expressed in or implied by the forward-looking statements and future results could differ materially from historical performance. Such assumptions, events, risks, uncertainties and other factors include, among others, those described under the section herein entitled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, as well as in reports and documents we file with the SEC and include, without limitation, the following:

•	our ability to continue as a going concern and our capital needs;
•	our ability to fund and successfully progress internal research and development efforts;
•	our ability to create effective, commercially-viable drugs;
•	our ability to effectively and timely conduct clinical trials;
•	our ability to ultimately distribute our drug candidates;
•	our ability to achieve certain future regulatory, development and commercialization milestones under our license agreement with Alfasigma S.p.A.;
•	the development of treatments or vaccines relating to the COVID-19 pandemic by other entities;
•	compliance with regulatory requirements; and
•	other risks referred to in the section of this prospectus supplement entitled “Risk Factors” and in the SEC filings incorporated by reference in this prospectus supplement.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements, except as may be required by applicable law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about Innovation Pharmaceuticals Inc., this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus supplement beginning on page S-4 and page 1 of the accompanying prospectus, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, “common stock” means our Class A common stock, par value $0.0001 per share.

Innovation Pharmaceuticals Inc. Overview

We are a clinical stage biopharmaceutical company developing innovative therapies with dermatology, oncology, anti-inflammatory and antibiotic applications. We own the rights to numerous drug compounds, including Brilacidin, our lead drug in a new class of compounds called defensin-mimetics, and Kevetrin (thioureidobutyronitrile), our lead anti-cancer compound.

The Company was incorporated as Econoshare, Inc. on August 1, 2005 in the State of Nevada. On December 6, 2007, the Company acquired Cellceutix Pharma, Inc., a privately owned corporation formed under the laws of the State of Delaware on June 20, 2007. Following the acquisition, the Company changed its name to Cellceutix Corporation. Effective June 5, 2017, the Company amended its Articles of Incorporation and changed its name from Cellceutix Corporation to Innovation Pharmaceuticals Inc.

Our principal executive offices are located at 301 Edgewater Place - Suite 100, Wakefield, MA 01880, and our telephone number is (978) 921-4125. Our website is www.ipharminc.com. The information contained on or that can be accessed through our website (other than the specified SEC filings incorporated by reference in this prospectus supplement) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with your investment decision to purchase our securities.

S-1

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see “Description of Our Capital Stock” in the accompanying prospectus.

Issuer	Innovation Pharmaceuticals Inc.

Securities offered by us

5,089 shares of our Series B-2 preferred stock and warrants to purchase 10,178 shares of our Series B-2 preferred stock, along with the shares of our Series B-2 preferred stock issuable upon exercise of the warrants and payment of in-kind dividends on the Series B-2 preferred stock, and the shares of our common stock issuable from time to time upon conversion of the Series B-2 preferred stock.

Each share of Series B-2 preferred stock will be sold together with two warrants: (i) a Series 1 warrant, which will entitle the holder thereof to purchase one share of our Series B-2 preferred stock at $982.50 per share, or 5,089 shares of our Series B-2 preferred stock in the aggregate for approximately $5.0 million, for a period of up to 18 months following issuance, and (ii) a Series 2 warrant, which will entitle the holder thereof to purchase one share of our Series B-2 preferred stock at $982.50 per share, or 5,089 shares of our Series B-2 preferred stock in the aggregate for approximately $5.0 million, for a period of up to 24 months following issuance.

Shares of Class A common stock to be outstanding after this offering

Up to 470.1 million shares assuming sale of 15,267 shares of Series B-2 preferred stock and conversion of such shares of Series B-2 preferred stock into 114.1 million shares of our Class A common stock at a conversion price of $0.1445 per share, which is 85% the closing price of our common stock on the OTCQB on December 1, 2020. Actual shares issued will vary, among other things, depending on the conversion price of our Series B-2 preferred stock.(1)

Shares of Series B-2 preferred stock to be outstanding after this offering	5,089 shares, or 15,267 shares if the warrants are exercised in full.

Use of proceeds

We intend to use the net proceeds from this offering primarily for general working capital purposes. Accordingly, we will retain broad discretion over how these offering proceeds are used. See “Use of Proceeds” on page S-5.

OTCQB symbol	IPIX

No Market for Series B-2 preferred stock or warrants

There is no established public trading market for our Series B-2 preferred stock or the warrants, and we do not expect any such market to develop. In addition, we do not intend to apply for listing of the Series B-2 preferred stock or the warrants on any national securities exchange or other nationally recognized trading system.

Risk factors

An investment in our securities involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement and the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment in our securities.

_____________
(1)

The number of shares of common stock to be outstanding after this offering is based on 356.0 million shares of Class A common stock outstanding as of November 12, 2020 and excludes approximately 24.2 million shares issuable as of September 30, 2020 upon the exercise of outstanding incentive stock options, the vesting of restricted stock units, and the conversion of amounts outstanding under a convertible loan held by the Company’s Chief Executive Officer.

S-2

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed under the sections captioned “Risk Factors” set forth in the documents and reports filed by us with the SEC, that are incorporated by reference into this prospectus supplement, including in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Reports on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, as well as any risks described in our other filings with the SEC, before deciding whether to buy our securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Our Series B-2 preferred stock converts into shares of common stock at a discount to the market price of our common stock. As a result, our common stockholders will experience substantial additional dilution when shares of our Series B-2 preferred stock are converted into common stock.

Our Series B-2 preferred stock may be converted at any time at the holder’s option into shares of our common stock at a conversion price equal of the lower of (i) $0.35 per share on or before August 15, 2021, and $0.50 per share thereafter, and (ii) 85% of the lowest volume weighted average sale prices of our Class A common stock as reported on Bloomberg L.P. on a trading day during the ten trading days prior to and ending on, and including, the conversion date. In addition, the conversion price may be decreased following certain triggering events. As a result, the number of shares of common stock that the holders of our Series B-2 preferred stock will receive upon conversion will increase as our common stock price decreases, and there is no floor to the conversion price, and our common stockholders will experience substantial dilution as shares of our Series B-2 Preferred Stock offered hereby are converted into our common stock. Any dilution or potential dilution may cause our stockholders to sell their shares, which may contribute to a downward movement in the stock price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the proceeds from sales of our securities in this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

In addition to potential dilution associated with future fundraising transactions, we currently have significant numbers of securities outstanding that are exercisable for our common stock, which could result in significant additional dilution and downward pressure on our stock price.

As of November 12, 2020, there were 356.0 million shares of our common stock outstanding. In addition, as of September 30, 2020 there were outstanding stock options, restricted stock units and a convertible note representing the potential issuance of approximately an additional 24.2 million shares of our common stock. The issuance of these shares in the future would result in significant dilution to our current stockholders and could adversely affect the price of our common stock and the terms on which we could raise additional capital. In addition, the issuance and subsequent trading of shares could cause the supply of our common stock available for purchase in the market to exceed the purchase demand for our common stock. Such supply in excess of demand could cause the market price of our common stock to decline.

The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.

The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

S-3

There is no public market for the Series B-2 preferred stock or the warrants being offered in this offering.

There is no established public trading market for our Series B-2 preferred stock or the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of our Series B-2 preferred stock or the warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of our Series B-2 preferred stock and the warrants will be limited.

Holders of our Series B-2 preferred stock and the warrants will have no rights as a holder of our common stock until such holders convert their Series B-2 preferred stock and exercise their warrants, as applicable, and acquire our common stock.

Until holders of our Series B-2 preferred stock and warrants acquire shares of our common stock upon conversion of the Series B-2 preferred stock or exercise of the warrants and conversion of the resulting shares of Series B-2 preferred stock, as applicable, holders of Series B-2 preferred stock and warrants will have no rights with respect to the shares of our common stock underlying such shares of Series B-2 preferred stock and warrants, except as set forth in the related certificate of designation. Upon conversion of the Series B-2 preferred stock or exercise of the warrants and conversion of the resulting shares of Series B-2 preferred stock, as applicable, the holders thereof will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate the net proceeds of the Series B-2 preferred stock and warrants sold by us in this offering, excluding the proceeds, if any, from the exercise of the warrants, after deducting estimated offering expenses payable by us, will be approximately $4.9 million. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised. We intend to use the net proceeds from this offering for general working capital purposes. The amounts and timing of expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Until we use the proceeds for any purpose, we expect to invest them in short-term investments.

DILUTION

Our net tangible book value as September 30, 2020 was approximately $3.4 million, or $0.01 per share. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution per share of our common stock to investors in this offering represents the difference between the assumed amount paid per share of our common stock underlying the Series B-2 preferred stock (attributing no value to the warrants in this offering) and the assumed net tangible book value per share of our common stock following the completion of this offering.

After giving effect to the sale of 5,089 shares of our Series B-2 preferred stock for net proceeds of approximately $4.9 million after deducting estimated offering expenses payable by us, and assuming a conversion price of $0.14 per share, which was 85% of the closing price of our common stock on December 1, 2020, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $8.3 million, or $0.02 per share of common stock. This represents an immediate increase in net tangible book value of $0.01 per share to existing stockholders and assumed immediate dilution in net tangible book value of $0.12 per share to investors participating in this offering. The following table illustrates this dilution on a per share basis:

S-4

Assumed average conversion price		$0.14
Net tangible book value per share as of September 30, 2020	$0.01
Increase per share attributable to the offering	$0.01
As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		$0.02
Dilution per share to new investors		$0.12

The foregoing dilution information assumes a conversion price for the Series B-2 preferred stock equal to 85% of the closing price of our common stock on December 1, 2020 and is based on 349.0 million shares of our common stock outstanding as of September 30, 2020. The actual price at which investors convert their Series B-2 preferred stock may be higher or lower than this assumed price and our total shares may continue to change, and is expected to continue to change. An increase of $0.05 per share in the conversion price would result in approximately the same adjusted net tangible book value per share after the offering and would increase the dilution in net tangible book deficit per share to new investors in this offering to $0.17 per share, after deducting estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The foregoing table and discussion is based on 349.0 million shares of common stock outstanding as of September 30, 2020 and excludes approximately 24.2 million shares issuable as of September 30, 2020 upon the exercise of outstanding incentive stock options, the vesting of restricted stock units, and the conversion of amounts outstanding under a convertible loan held by the Company’s Chief Executive Officer.

DESCRIPTION OF SECURITIES

In this offering, we are offering 5,089 shares of our Series B-2 preferred stock and warrants to purchase 10,178 shares of our Series B-2 preferred stock, as well as the shares of Series B-2 preferred stock issuable upon exercise of the warrants and payment of in-kind dividends on the Series B-2 preferred stock, and the shares of common stock that are issuable from time to time upon conversion of such Series B-2 preferred stock.

There is no established public trading market for our Series B-2 preferred stock or the warrants, and we do not expect any such market to develop. In addition, we do not intend to apply for listing of our Series B-2 preferred stock or the warrants on any national securities exchange or other nationally recognized trading system.

Description of Class A Common Stock

The material terms and provisions of our Class A common stock are described under the caption “Description of Our Capital Stock” starting on page 2 of the accompanying prospectus.

Description of Series B-2 Preferred Stock

The following is a summary of certain terms and provisions of the Certificate of Designation of Preferences, Rights and Limitations of Series B-2 5% Convertible Preferred Stock (the “Certificate of Designation”) establishing the rights and preferences of the Series B-2 preferred stock offered in this offering. The description of the Series B-2 preferred stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC by us in connection with this offering.

General

Our Amended and Restated Articles of Incorporation authorizes our Board of Directors to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding.

Subject to the limitations prescribed by our Articles of Incorporation, our Board is authorized to establish the number of shares constituting each series of preferred stock and to fix the designation, powers, preferences and relative participating, optional and other rights of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our Board has designated 20,000 of the 10,000,000 authorized shares of preferred stock as Series B-2 5% Convertible Preferred Stock. When sold, issued and paid for in accordance with the terms of the Securities Purchase Agreement (as defined below), the shares of Series B-2 preferred stock will be validly issued, fully paid and non-assessable.

S-5

Voluntary Conversions by Holders

Each holder of Series B-2 preferred stock may, at any time, elect to convert shares of Series B-2 preferred stock into shares of our common stock at the conversion price, subject to certain beneficial ownership volume limitations described below. The number of shares into which each share of Series B-2 preferred stock is determined by dividing the then stated value of the share of Series B-2 preferred stock by the conversion price. The conversion price is defined as lower of (i) $0.35 per share on or before August 15, 2021, and $0.50 per share thereafter (the “Set Conversion Price”), and (ii) 85% of the lowest volume weighted average sales price of the Class A Common Stock as reported on Bloomberg L.P. at 4:02 p.m. (New York City time) on a trading day during the ten trading days prior to and ending on, and including, the conversion date. The conversion price is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization or similar events affecting our common stock. In addition, upon the occurrence of a triggering event (as defined below), the variable conversion rate will drop to 70% in (ii) above, and the Set Conversion Price could be adjusted downward under certain circumstances. In addition, in the event we issue dilutive securities within five trading days after a holder’s conversion of Series B-2 preferred stock into common stock, we will issue additional shares of common stock to such holder as provided in the Certificate of Designation.

Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, or we consummate a business combination in which another person acquires 50% or more of the outstanding shares of our common stock, then, upon any subsequent conversion of the Series B-2 preferred stock, the holders of such Series B-2 preferred stock will have the right to receive any shares of the successor or acquiring corporation and any additional consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full (including accrued but unpaid dividends thereon) of the Series B-2 preferred stock immediately prior to any of the foregoing transactions.

In addition, we have agreed to have any successor entity in any of the foregoing transactions in which we are not the surviving entity to assume in writing all of our obligations under the Certificate of Designation.

Limitations on Conversion and Issuance

The Series B-2 preferred stock may not be converted and shares of our common stock may not be issued under the Certificate of Designation with respect to such Series B-2 preferred stock if, after giving effect to the conversion or issuance, a holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our common stock.

The holders of the Series B-2 preferred stock are limited in the amount of stated value of the Series B-2 preferred stock they can convert on any trading day. The conversion cap limits conversions by the holders to the greater of $75,000 and an amount equal to 30% of the aggregate dollar trading volume of our common stock on our primary trading market for the five trading days immediately preceding, and including, the conversion date. However, the conversion cap will be increased if the trading volume in the first 30 minutes of any trading session exceeds certain trailing average daily volume amounts.

Dividends

Holders of the Series B-2 preferred stock are entitled to receive, and we shall pay, cumulative dividends at a rate per share of 5% per annum (calculated quarterly as a percentage of the stated value per share for each quarterly period). Unless we elect to pay dividends in cash, dividends on a share of Series B-2 preferred stock will increase such share of Series B-2 preferred stock’s stated value and will be payable on each dividend payment date (plus two trading days or standard settlement period, whichever is shorter).

S-6

If at any time while the Series B-2 preferred stock is outstanding, we make distributions of rights, cash or other assets to holders of our common stock, the holders of the Series B-2 preferred stock will be entitled to participate in such distribution, on a per share basis, as if the shares of Series B-2 preferred stock were converted into shares of common stock (without regard to any beneficial ownership limitation) at the time of payment of such distribution.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holders of the Series B-2 preferred stock shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to such holder’s then stated value for each share of Series B-2 Preferred Stock before any distribution to the holders of our common stock or other junior securities. If there are insufficient assets to pay in full such amounts, then the available assets shall be ratably distributed to the holders of the Series B-2 preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Redemption Rights

Shares of Series B-2 preferred stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions, other than as set forth under “Triggering Events” below. Following 90 days after the second closing, the Company may elect to redeem the Series B-2 preferred stock for 120% of the aggregate stated value then outstanding, plus all accrued but unpaid dividends and all liquidated damages and other amounts due in respect of the Series B-2 preferred stock. The Company’s right to redeem the Series B-2 preferred stock is contingent upon it having complied with a number of conditions, including compliance with its obligations under the Certificate of Designation.

Voting Rights; Negative Covenants

Shares of Series B-2 preferred stock will generally have no voting rights, except as required by law and except that the Company shall not, without the consent of the holders of a majority of the then outstanding shares of the Series B-2 Preferred Stock:

•	alter or change adversely the powers, preferences or rights given to the Series B-2 preferred stock or alter or amend the Certificate of Designation;

•

authorize or create or issue any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B-2 preferred stock;

•	amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series B-2 preferred stock;

•	increase the number of authorized shares of Series B-2 preferred stock; or

•	enter into any agreement with respect to any of the foregoing.

In addition, so long as any shares of Series B-2 preferred stock are outstanding, the Company may not, without the consent of at 67% of the stated value of the then outstanding shares of Series B-2 preferred stock:

•

amend the Company’s charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Series B-2 preferred stock;

•	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or other junior securities, subject to certain exceptions;

•	pay cash dividends or distributions on its common stock or other junior securities;

•

enter into any transaction with any affiliate which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the Company’s disinterested directors; or

•	enter into any agreement with respect to any of the foregoing.

S-7

Triggering Events

Upon the occurrence of certain triggering events, the conversion price will decrease as specified under “Voluntary Conversions by Holders” above and the holders of the Series B-2 preferred stock will have the right to require the Company to redeem the preferred stock at a price equal to the greater of (i) 120% of the aggregate stated value then outstanding and (ii) the product of the volume weighted average price on the trading day immediately preceding the date of the triggering event and the stated value divided by the then conversion price, plus in either case all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses or amounts due in respect of the preferred stock. Each of the following would constitute a triggering event if the holders of a majority of the Series B-2 preferred stock did not otherwise consent:

(i)

if the Company fails to provide at all times a registration statement that permits the Company to issue shares of common stock upon conversion of the Series B-2 preferred stock or warrants, subject to a grace period of 20 calendar days in the aggregate in any 365-day period, or if the Company cannot issue shares of common stock under Section 3(a)(9) of the Securities Act of 1933, as amended;

(ii)

the Company fails to deliver common stock issuable upon a conversion prior to the seventh trading day after such shares are required to be delivered, or the Company provides written notice that it does not intend to comply with requests for conversion of shares of the Series B-2 preferred stock;

(iii)	the Company fails to pay the amount of cash due pursuant to a buy-in (as specified in the Certificate of Designation) within five calendar days after notice;

(iv)	the occurrence of an authorized share failure (as defined in the Securities Purchase Agreement);

(v)	the Company fails to take certain actions to maintain the effectiveness of a Form S-3 registration statement relating to the securities;

(vi)

the Company fails to observe or perform other covenants, agreements or warranties in the Securities Purchase Agreement, Certificate of Designation and other transaction documents and such failure or breach is not cured within 30 calendar days after the date of such failure or breach;

(vii)	the Company redeems more a de minimis number of junior securities, subject to certain exceptions;

(viii)	the Company is party to a change of control transaction or a fundamental transaction (each as defined in the Certificate of Designation);

(ix)	the occurrence of a bankruptcy event involving the Company;

(x)	our common stock fails to be listed or quoted for trading on certain specific trading markets for more than five trading days;

(xi)

any monetary judgment, writ or similar final process is entered or filed against the Company, any subsidiary or their property or assets for more than $250,000, and such judgment, writ or similar final process remains unvacated, unbonded or unstayed for a period of 60 calendar days;

(xii)	the electronic transfer of our common stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(xiii)

notice of any litigation or arbitration against the Company or a subsidiary that relates to outstanding accounts payable in an amount that exceeds $500,000 and such litigation or arbitration remains unvacated, unbonded and unstayed for a period of 45 days; or

(xiv)	the Company fails to file a Form 8-K disclosing the number of issued and outstanding shares within five trading days of a request under the Securities Purchase Agreement.

S-8

No Exchange Listing of Preferred Shares

We do not plan on making an application to list the Series B-2 Preferred Stock on any national securities exchange or other nationally recognized trading system. Our common stock issuable upon conversion of shares of Series B-2 preferred stock is quoted on the OTCQB.

Description of Warrants

The following is a summary of certain terms and provisions of the warrants offered in this offering. The description of the warrants contained herein does not purport to be complete and is qualified in its entirety by reference to the form of warrant which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC by us in connection with this offering.

Exercisability, Exercise Price and Term

Each share of Series B-2 preferred stock will be sold together with two warrants: (i) a Series 1 warrant, which will entitle the holder thereof to purchase one share of our Series B-2 preferred stock at $982.50 per share, or 5,089 shares of our Series B-2 preferred stock in the aggregate for approximately $5.0 million, for a period of up to 18 months following issuance, and (ii) a Series 2 warrant, which will entitle the holder thereof to purchase one share of our Series B-2 preferred stock at $982.50 per share, or 5,089 shares of our Series B-2 preferred stock in the aggregate for approximately $5.0 million, for a period of up to 24 months following issuance. The terms of the warrants are subject to extension if we do not have sufficient authorized shares for the issuance of the underlying securities or we do not have an effective registration statement for the issuance of such shares.

Following exercise of a warrant, the holder of the warrant may deliver notice of conversion for the underlying Series B-2 preferred stock and receive the shares of common stock issuable upon conversion of such Series B-2 preferred stock instead of shares of preferred stock.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of our Series B-2 preferred stock or common stock.

Call Provision

Subject to the satisfaction of certain circumstances, we may call for cancellation any or all of the warrants following 90 days after their issuance, for a payment equal to 8% of the aggregate exercise price of the warrants being called. The warrants subject to any such call notice will be cancelled ten days following our payment of the call fee, provided that the warrant holders have not exercised the warrants prior to cancellation.

Fundamental Transactions.

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, or we consummate a business combination in which another person acquires 50% or more of the outstanding shares of our common stock, then the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants and converted the underlying Series B-2 preferred stock immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the warrants.

S-9

No Exchange Listing of Warrants

We do not plan on making an application to list the warrants on any national securities exchange or other nationally recognized trading system.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an investor for the purchase of an aggregate of 5,089 shares of our Series B-2 preferred stock and warrants to purchase 10,178 shares of our Series B-2 preferred stock to be delivered in two closings. An initial closing relating to the sale of 3,053 shares of preferred stock and accompanying warrants is expected to occur on or about December 9, 2020, and a second closing relating to the sale of 2,036 shares of preferred stock and accompanying warrants will occur 60 trading days following the date of the first closing, subject to the trading price for our common stock being greater than $0.07 per share and the value of the daily trading volume for our common stock being greater than $50,000, in each case for each of the ten trading days prior to the second closing date. The Securities Purchase Agreement contains customary representations and warranties by us and the purchaser, and provides that the obligations of the purchaser to purchase the securities are subject to certain customary conditions precedent. The Securities Purchase Agreement also contains customary prohibitions on certain Company indebtedness and provides the purchaser with a right to participate in future equity offerings by the Company. All of the securities sold in this offering will be sold at the same price.

This offering is a best efforts offering being made directly by us, without an underwriter or placement agent. We are not required to sell any specific number or dollar amount of securities in this offering, but will use our best efforts to sell the securities offered. We will receive all of the proceeds from any securities sold in this offering. We currently estimate offering expenses of approximately $65,000, including reimbursement of legal fees and expenses of $35,000 to the purchaser.

For the complete terms of the Securities Purchase Agreement, you should refer to the form Securities Purchase Agreement which is to be filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

LEGAL MATTERS

Gary R. Henrie, Esq., Alpine, Wyoming, has passed upon the validity of the Series B-2 5% convertible preferred stock and common stock offered hereby. Hogan Lovells US LLP has passed upon the validity of the warrants offered hereby.

EXPERTS

The consolidated balance sheet of Innovation Pharmaceuticals Inc. as of June 30, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the years ended June 30, 2020 and 2019, have been audited by Pinnacle Accountancy Group of Utah, an independent registered public accounting firm, as stated in its report incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

S-10

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of our website is www.ipharminc.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus supplement “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, on or after the date we file this prospectus supplement and prior to the termination of the offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 14, 2020;

•	our Quarterly Report on Forms 10-Q for the fiscal quarter ended September 30, 2019, filed with the SEC on November 16, 2020;

•	our Current Report on Form 8-K filed with the SEC on August 4, 2020; and

•	the description of our common stock contained in our Form 8-A filed on April 27, 2015, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:

Innovation Pharmaceuticals Inc.

301 Edgewater Place - Suite 100

Wakefield, Massachusetts 01880

(978) 921-4125

Attention: Corporate Secretary

S-11

PROSPECTUS

Innovation Pharmaceuticals Inc.

$60,000,000 of

Class A Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time, in one or more offerings, any combination of securities that we describe in this prospectus, either individually or in units, having a total initial offering price not exceeding $60,000,000. We may also offer shares of common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Class A common stock is currently quoted on the OTCQB under the symbol “IPIX”.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 1 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated July 17, 2020.

_________________

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website as described below under the heading “Where You Can Find More Information.” Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference.”

References to the “Company,” “Innovation Pharmaceuticals,” “IPIX,” “we,” “our” and “us” in this prospectus are to Innovation Pharmaceuticals Inc., a Nevada corporation, and its consolidated subsidiaries, unless the context otherwise requires.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer, from time to time, the securities or combinations of the securities described in this prospectus with a total offering price of up to $60,000,000 in one or more offerings at prices and on terms to be determined by market conditions at the time of each offering. Unless otherwise indicated, “common stock” means our Class A common stock, par value $0.0001 per share.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering.

A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.ipharminc.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

ii

We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on September 30, 2019;

•

our Quarterly Reports on Forms 10-Q for the fiscal quarters ended September 30, 2019, December 31, 2019 and March 31, 2020, filed with the SEC on November 13, 2019, February 13, 2020 and May 14, 2020, respectively;

•	our Current Reports on Forms 8-K filed with the SEC on July 22, 2019, September 20, 2019, December 24, 2019 and December 26, 2019; and

•	the description of our common stock contained in our Form 8-A filed on April 27, 2015, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Innovation Pharmaceuticals Inc.

301 Edgewater Place - Suite 100

Wakefield, MA 01880

(978) 921-4125

Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Statements that include the use of terminology such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions.

These forward-looking statements include, but are not limited to, any statements regarding our future financial performance, results of operations or sufficiency of capital resources to fund our operating requirements; statements relating to potential licensing, partnering or similar arrangements concerning our drug compounds; statements concerning our future drug development plans and projected timelines for the initiation and completion of preclinical and clinical trials; the potential for the results of ongoing preclinical or clinical trials; other statements regarding our future product development and regulatory strategies, including with respect to specific indications such as, among others, COVID-19; and any other statements which are other than statements of historical fact and any statement of assumptions underlying any of the foregoing are forward-looking statements. The forward-looking statements in this prospectus, in any related prospectus supplement or free writing prospectus and in any incorporated documents speak only as of the date hereof (or thereof, as applicable), and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement.

iii

Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be outside of our control and that change over time. As a result, actual results and/or the timing of events could differ materially from those expressed in or implied by the forward-looking statements and future results could differ materially from historical performance. Such assumptions, events, risks, uncertainties and other factors include, among others, those described under the section herein entitled “Risk Factors” and elsewhere in this prospectus or in any related prospectus supplement or free writing prospectus, as well as in reports and documents we file with the SEC and include, without limitation, the following:

•	our ability to continue as a going concern and our capital needs;

•	our ability to fund and successfully progress internal research and development efforts;

•	our ability to create effective, commercially-viable drugs;

•	our ability to effectively and timely conduct clinical trials;

•	our ability to ultimately distribute our drug candidates;

•	our ability to achieve certain future regulatory, development and commercialization milestones under our license agreement with Alfasigma S.p.A.;

•	the development of treatments or vaccines relating to the COVID-19 pandemic by other entities;

•	compliance with regulatory requirements; and

•	other risks referred to in the section of this prospectus entitled “Risk Factors” and in the SEC filings incorporated by reference in this prospectus.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements, except as may be required by applicable law.

iv

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference into the accompanying prospectus supplement before acquiring any of the securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition or results of operations could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

ABOUT THE COMPANY

We are a clinical stage biopharmaceutical company developing innovative therapies with dermatology, oncology, anti-inflammatory and antibiotic applications. We own the rights to numerous drug compounds, including Brilacidin, our lead drug in a new class of compounds called defensin-mimetics, and Kevetrin (thioureidobutyronitrile), our lead anti-cancer compound.

The Company was incorporated as Econoshare, Inc. on August 1, 2005 in the State of Nevada. On December 6, 2007, the Company acquired Cellceutix Pharma, Inc., a privately owned corporation formed under the laws of the State of Delaware on June 20, 2007. Following the acquisition, the Company changed its name to Cellceutix Corporation. Effective June 5, 2017, the Company amended its Articles of Incorporation and changed its name from Cellceutix Corporation to Innovation Pharmaceuticals Inc.

Our principal executive offices are located at 301 Edgewater Place - Suite 100, Wakefield, MA 01880, and our telephone number is (978) 921-4125. Our website is www.ipharminc.com. The information contained on or that can be accessed through our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to purchase our securities.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

1

DILUTION

We will set forth in a prospectus supplement and/or a free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws that are included as exhibits to certain of the documents incorporated by reference herein and by the provisions of applicable Nevada law. We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

Common Stock

We are authorized to issue 600,000,000 shares of Class A common stock, par value $0.0001 per share, and 100,000,000 Class B common stock, par value $0.0001 per share. As of July 7, 2020, there were 328,317,492 shares of our Class A common stock outstanding and 1,818,180 shares of our Class B common stock outstanding. Leo Ehrlich, our Chief Executive Officer, holds all of the outstanding shares of Class B common stock and a vested option to purchase 16,181,820 shares of Class B common stock.

Holders of shares of our Class A common stock are entitled to cast one vote on all matters submitted to a vote of the stockholders for each share of Class A common stock held, and holders of shares of our Class B common stock are entitled to cast ten votes on all matters submitted to a vote of the stockholders for each share of Class B common stock held. Subject to any limitations provided by law, the holders of shares of our Class A common stock and Class B common stock vote together as a single class, together with the holders of any shares of the preferred stock which are entitled to vote, and not as a separate class. None of our capital stock has cumulative voting rights, and accordingly the holders of a majority of the voting power entitled to vote in any election of directors can elect all of the directors standing for election.

The holders of shares of our Class B common stock at their election have the right, at any time or from time to time, to convert any or all of their shares of Class B common stock into shares of Class A common stock, on a one for one basis, by delivery to the Company of the certificates representing such shares of Class B common stock duly endorsed for such conversion. Any shares of the Class B common stock that are transferred will automatically convert into shares of the Class A Common Stock, on a one to one basis, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Company. The Board of Directors of the Company has sole discretion to issue the Class B common stock.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Class A common stock and Class B common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of Class A common stock and Class B common stock do not have preemptive or conversion rights or other subscription rights, other than the conversion rights of the Class B common stock described above, and there are no redemption or sinking fund provisions applicable to the Class A common stock or Class B common stock. All outstanding shares of Class A common stock and Class B common stock are, and the shares of Class A common stock offered by us in any offering utilizing this prospectus, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the holders of Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

2

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

As of July 7, 2020, there were no shares of preferred stock issued or outstanding. On May 9, 2012, our board of directors designated an aggregate of 500,000 shares of preferred stock as Series A Convertible Preferred Stock, of which no shares are currently issued or outstanding. On October 5, 2018, our board of directors designated an aggregate of 20,000 shares of preferred stock as Series B Convertible Preferred Stock, of which no shares are currently issued or outstanding.

Our board of directors may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series including, but not limited to:

•	the maximum number of shares in the series and the distinctive designation thereof;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares will be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series;

•	any securities exchange or market on which the shares will be listed; and

•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Class A and Class B common stock or could adversely affect the rights and powers, including voting rights, of the holders of Class A and Class B common stock. The issuance of preferred stock could have the effect of decreasing the market price of our Class A and Class B common stock.

3

Certain Anti-Takeover Effects

Certain provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may be deemed to have an anti-takeover effect.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before meetings of our stockholders or to nominate candidates for election as directors at our stockholder meetings and specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our stockholder meetings or from making nominations for directors at our stockholder meetings if the proper procedures are not followed.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Amended and Restated Articles of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Effect of Preferred Stock. Our board of directors is authorized to approve the issuance of preferred stock without stockholder approval and to determine the number of shares, the designations and the relative preferences, rights, restrictions and qualifications of any class or series of preferred stock. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of capital stock or other classes or series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any Class A common stock, preferred stock and warrant included in each unit, as applicable.

The name and address of any unit agent for any units we offer will be set forth in the applicable prospectus supplement. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the OTCQB in the case of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

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Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our Class A common stock is traded on the OTCQB under the symbol “IPIX”. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our common stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the offered warrants and units will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Certain legal matters with respect to the offered common stock and preferred stock and with respect to Nevada corporate law will be passed upon for us by Gary R. Henrie, Esq., Alpine, Wyoming. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheet of Innovation Pharmaceuticals Inc. as of June 30, 2019, the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the year ended June 30, 2019, have been audited by Pinnacle Accountancy Group of Utah, an independent registered public accounting firm, as stated in its report incorporated herein by reference, which report contains an explanatory paragraph that states that the Company’s losses since inception, accumulation of a significant deficit, negative cash flows from operations and lack of revenues raise substantial doubt about its ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Innovation Pharmaceuticals Inc. as of June 30, 2018, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended June 30, 2018 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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